Exhibit 23.1



               Consent of Independent Certified Public Accountants



Alba-Waldensian, Inc.
Valdese, NC North Carolina


We hereby consent to the incorporation by reference in the Registration Statements No. 333-58229 and No. 333-64299 on Form S-8 of our reports dated February 2, 1999 relating to the consolidated financial statements and schedules of Alba-Waldensian, Inc. included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.



Greensboro, North Carolina                          BDO Seidman, LLP
March 30, 1999

                                                                         (S-1)

               Report of Independent Certified Public Accountants
                         on Financial Statement Schedule



Alba-Waldensian, Inc.
Valdese, North Carolina


The audits referred to in our report dated February 2, 1999 relating to the consolidated financial statements of Alba-Waldensian, Inc. and subsidiaries, which is included in Item 8 of the Form 10-K included the audits of the financial statement schedule listed in the accompanying index. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedu1e based upon our audit.

In our opinion, the financial statement schedule presents fairly, in all material respects, the information set forth therein.

Greensboro, North Carolina                         BDO Seidman, LLP
February 2, 1999

                                                                                                    (S-2)
                                                                                                  Schedule II

                                                             Alba-Waldensian, Inc.
                                                                and Subsidiaries
                                                             Valdese, North Carolina


                                                      Valuation and Qualifying Accounts


                                              Balance at         Charged to         Reduction          Balance
              Description/                   Beginning of         Cost and             of               at End
            Fiscal Year Ended                   Period            Expenses          Allowance         of Period

Year Ended December 31, 1998

Accounts Receivable - Allowance                     $260,000             48,437            48,437           $260,000
 for uncollectible accounts

Inventory - Reserve for markdowns                 $1,695,293          2,132,384         2,464,248         $1,363,429


Year Ended December 31, 1997

Accounts Receivable - Allowance                     $275,000            102,877           117,877           $260,000
 for uncollectible accounts

Inventory - Reserve for markdowns                   $722,641          1,387,734           415,082         $1,695,293


Year Ended December 31, 1996

Accounts Receivable - Allowance                     $250,000            109,868            84,868           $275,000
 for uncollectible accounts

Inventory - Reserve for markdowns                   $610,504            754,106           641,969           $722,641
